Exhibit 5.1

June 1, 2012	32348.00093

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Re:    Registration Statement on Form S-3 (Filing No. 333-181766) of BioMarin Pharmaceutical Inc.

Ladies and Gentlemen:

We have acted as counsel to BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), in connection with the Company’s automatic shelf Registration Statement on Form S-3 (Registration No. 333-181766), which was filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2012 (the “Registration Statement”) and which became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement provides for the offering, issuance and sale, from time to time, of the securities described in the Registration Statement.

This opinion updates and supplements our opinion dated May 30, 2012, filed as an exhibit to the Registration Statement. At your request, this opinion is being furnished to you for filing on a Current Report on Form 8-K of the Company dated June 1, 2012 (the “June 1, 2012 Form 8-K”) and incorporation by reference as Exhibit 5.1 to the Registration Statement.

Pursuant to the terms of the Registration Statement, the Company is offering an aggregate of 7,150,000 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), including 650,000 shares of Common Stock subject to the underwriters’ option to purchase additional shares. The Shares are to be sold to the underwriters pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated May 31, 2012, by and among the Company and the underwriters named therein, for sale to the public.

As your counsel, we have examined the proceedings taken by you in connection with the authorization, issuance and sale of the Shares. We have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have also assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures.

In particular, we have examined copies of the following: (i) the Certificate of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) the prospectus contained in the Registration Statement at the time it became effective (the “Base Prospectus”), (iv) the preliminary prospectus supplement, dated May 30, 2012, relating to the offering of the Shares, in the form filed with the Commission under Rule 430B and 424(b) promulgated under the Act (the “Preliminary Prospectus”), and (v) the final prospectus supplement, dated May 31, 2012, relating to the offering of the Shares, in the form filed with the Commission under Rule 430B and Rule 424(b) promulgated under the Act (the “Final Prospectus”). The Final Prospectus, together with the Base Prospectus, are collectively referred to as the “Prospectus.”

BioMarin Pharmaceutical Inc.

June 1, 2012

We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

As to questions of fact material to the opinions expressed herein, we have relied (without independent investigation) upon the representations of each party made in the Underwriting Agreement and the other documents and certificates delivered in connection therewith, certificates of officers of the Company and certificates and records of public officials. All limitations, qualifications, and exceptions set forth in our opinion dated May 30, 2012, filed as an exhibit to the Registration Statement, are incorporated by reference into this opinion.

Based upon and subject to the foregoing and the limitations, qualifications, and exceptions contained herein, we are of the opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit 5.1 to the June 1, 2012 Form 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the reference to us under the heading “Legal Matters” in the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, which form a part thereof.

We advise you that we are opining herein as to the effect on the subject transactions only of the internal laws of the General Corporation Law of the State of Delaware. We call your attention to the fact that we are not licensed to practice in the State of Delaware.

This opinion letter is furnished to you in connection with the specific legal matters expressly set forth herein. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person or entity hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Paul Hastings LLP